Exhibit 99.906CERT. Certifications Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002

In connection with the Certified Shareholder Report of PFM Funds (the “Registrant”) on Form N-CSR for the period ending December 31, 2016, as filed with the Securities and Exchange Commission on the date hereof (the “Report”), the undersigned hereby certifies to the best of his knowledge that:

1.	The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

2.	The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Registrant.

3/7/2017
Date

/s/ Martin P. Margolis
Martin P. Margolis
President

A signed original of this written statement required by Section 906 has been provided to the Registrant and will be retained by the Registrant and furnished to the Securities and Exchange Commission or its staff upon request.

In connection with the Certified Shareholder Report of PFM Funds (the “Registrant”) on Form N-CSR for the period ending December 31, 2016, as filed with the Securities and Exchange Commission on the date hereof (the “Report”), the undersigned hereby certifies to the best of her knowledge that:

1.	The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

2.	The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Registrant.

3/7/2017
Date

/s/ Debra J. Goodnight
Debra J. Goodnight
Treasurer

A signed original of this written statement required by Section 906 has been provided to the Registrant and will be retained by the Registrant and furnished to the Securities and Exchange Commission or its staff upon request.